SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 20, 2006
Date of Report (Date of earliest event reported):
WINSTON HOTELS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-23732	56-1872141

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608
(Address and zip code of
principal executive offices)
(919) 510-6010
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 20, 2006, the Board of Directors (the “Board”) of Winston Hotels, Inc. (the “Company”) approved an amendment and restatement of the Company’s Executive Deferred Compensation Plan (the “Plan”). The Board’s action amends the Plan so that its terms comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), relating to nonqualified deferred compensation benefits. The more significant changes in the Plan (i) require that deferral elections be made on or before the date prescribed by Section 409A of the Code, (ii) provide that benefits generally will be payable upon termination of employment or a change in control (as that term is defined under Section 409A of the Code), (iii) impose a six month delay in benefit payments to senior officers in circumstances when a postponed distribution is required by Section 409A of the Code and (iv) conform the Plan’s hardship distribution rules to those provided under Section 409A of the Code. The amended terms of the Plan are retroactively effective as of January 1, 2005.
     A copy of the Plan is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
(d)     Exhibits

10.1	—	Winston Hotels, Inc. Executive Deferred Compensation Plan, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC. (Registrant)

Date: December 20, 2006	By:	/s/ Joseph V. Green

Joseph V. Green President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Winston Hotels, Inc. Executive Deferred Compensation Plan, as amended and restated.